Exhibit 10.11

          The following persons have a percentage benefit multiplier under the Supplemental Executive Retirement Plan (the "Plan") of 2.4% or 2.0%, as indicated below, in lieu of the 1.6% of final average monthly remuneration benefit multiplier described in the Plan:

2.4%	2.0%

Geoffrey B. Bloom	Owen S. Baxter
Louis A. Dubrow	William J.B. Brown
Steven M. Duffy	Arthur G. Croci
V. Dean Estes	Richard C. DeBlasio
Stephen L. Gulis, Jr.	John Deem
Blake W. Krueger	Ted Gedra
Timothy J. O'Donovan	Blaine C. Jungers
Robert J. Sedrowski	Thomas P. Mundt
Dan L. West
Nicholas P. Ottenwess